EXHIBIT 10.1

Tournigan Energy Ltd.

Unit 1- 15782 Marine Drive, White Rock, BC Canada V4B 1E6

Tel: 604-536-2711  •  Fax: 604-536-2788

August 21, 2009

Fischer-Watt Gold Company, Inc.

2582 Taft Court

Lakewood, CO

80215 USA

Re:  October 1, 2008 Fischer-Watt Gold Company, Inc.(“FWGC”) acquisition agreement of Tournigan USA Inc. (“TUSA”) from Tournigan Energy Ltd. (“TVC”)  (the “Acquisition Agreement”)

The consideration owed to Tournigan Energy Ltd. by Fischer-Watt Gold Company, Inc. for the Acquisition Agreement comprises:

1.

Promissory note from FWGC to TVC for $325,327 due on August 31, 2009 without interest; and

2.

Payment to TVC the amount released to TUSA for reclamation bonds aggregating $930,000 or payment to TVC of the amount of any reclamation bonds which FWGC wishes to keep in place less any reclamation costs for work conducted by TUSA prior to February 27, 2009 all to be paid to TVC  by August 31, 2009

It is the understanding of TVC that FWGC expects to have approximately $530,000 of the reclamation bonds released by December 15, 2009; however the remaining $400,000 will not be released until additional reclamation work is conducted and some portions may not be released until the summer of 2011.

FWGC has requested an extension of time to pay the promissory note, less some minor adjustments for items paid by TUSA for the account of TVC since February 27, 2009 upon delivery of evidence of the amount so adjusted until December 15, 2009.  TVC agrees to this extension of time.

FWGC has requested an extension of time to pay $530,000 against the amount owed against the reclamation bonds by December 15, 2009 without deduction for any reclamation costs actually incurred by TUSA to that date.  TVC agrees to this extension of time.

FWGC has requested an extension of time to pay the balance of $400,000 less the actual cost of reclamation, estimated at $52,000 for reclamation work conducted by TUSA prior to February 27, 2009, being $348,000 to TVC by September 30, 2010.  TVC agrees to this extension of time to pay the final 400,000 less reclamation costs.

If you agree to the terms of this extension please acknowledge by signing below and returning to this office by return.

Sincerely

TOURNIGAN ENERGY LTD.

Dorian Nicol

President and Chief Executive Officer

Terms of extension agreed to by:

Fischer-Watt Gold Company, Inc.

By:

Date: